UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2015

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington		47-1645716
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

(206) 470-7000

https://twitter.com/zillowgroup

(Registrant’s telephone number, including area code)

ZEBRA HOLDCO, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Effective February 17, 2015, pursuant to the Agreement and Plan of Merger dated as of July 28, 2014 (the “Merger Agreement”) by and among Zillow, Inc. (“Zillow”), Zillow Group, Inc., f/k/a Zebra Holdco, Inc. (the “Company”), and Trulia, Inc. (“Trulia”), following the consummation of the mergers contemplated by the Merger Agreement (the “Mergers”), each of Zillow and Trulia became wholly owned subsidiaries of the Company.

Upon completion of the Mergers, each share of Class A common stock of Zillow (other than shares held by Zillow, the Company, Trulia, or any direct or indirect wholly owned subsidiary of Zillow or Trulia) was converted into the right to receive one share of fully paid and nonassessable Class A common stock of the Company (“Company Class A Common Stock”), each share of Class B common stock of Zillow was converted into the right to receive one share of fully paid and nonassessable Class B common stock of the Company, and each share of Trulia common stock was converted into the right to receive 0.444 of a share of fully paid and nonassessable Company Class A Common Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2015, in connection with the Mergers, the Company amended and restated its Amended and Restated Articles of Incorporation to change its name from “Zebra Holdco, Inc.” to “Zillow Group, Inc.” Effective that same date, the Company amended and restated its bylaws to reflect the name change. The Amended and Restated Articles of Incorporation of the Company and the Amended and Restated Bylaws of the Company are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the closing of the Mergers, the Board adopted the Company’s Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer, and controller and persons performing similar functions. A copy of the Code of Ethics is available on the Investor Relations section of the Company’s website at http://investors.zillowgroup.com/corporate-governance.cfm. Information on the Company’s website does not constitute part of this document.

Item 8.01	Other Events.

The Company’s 2015 annual meeting of shareholders has been set for June 11, 2015.

Investors and others should note that the Company announces material financial information to its investors using its investor relations website, press releases, SEC filings and public conference calls and webcasts. The Company intends to also use the following social media channels as a means of disclosing information about the Company, its services and other matters and for complying with its disclosure obligations under Regulation FD:

•	Zillow Group Investor Relations Webpage (https://investors.zillowgroup.com)

•	Zillow Group Investor Relations Blog (https://www.zillowgroup.com/ir-blog)

•	Zillow Group Twitter Account (https://twitter.com/zillowgroup)

The information the Company posts through these social media channels may be deemed material. Accordingly, investors should monitor these accounts and the blog, in addition to following the Company’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Zillow Group, Inc.

3.2	Amended and Restated Bylaws of Zillow Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2015	ZILLOW GROUP, INC.

	By:	/s/ Spencer M. Rascoff
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Zillow Group, Inc.

3.2	Amended and Restated Bylaws of Zillow Group, Inc.